UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22nd, 2010

POWER SPORTS FACTORY, INC.
      (Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

300 Walnut Street, Philadelphia, PA   19106
(Address of Principal Executive Offices)   (Zip Code)

(267) 546-9073
Registrant's telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.                                Regulation FD Disclosure.

The Company is by letter advising its vendors, suppliers and shareholders that the Company has closed its business due to financial difficulties.  The Company has sold the balance of its inventory and has distributed the proceeds to its secured lender. At this time, the Company does not anticipate that there will be any funds available to pay the Company’s unsecured creditors.

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

Date: October 22nd, 2010	By:	/s/ Shawn Landgraf
Shawn Landgraf

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